Exhibit 99.2
Qumu Corporation
First Quarter 2021
Earnings Conference Call
April 29, 2021

Operator
Welcome to Qumu’s first quarter 2021 conference call. My name is Ashley, and I will be your operator this afternoon. Joining us is Qumu’s President and CEO TJ Kennedy, CFO Dave Ristow, COO Rose Bentley, and Matt Glover from Gateway Investor Relations.

At this time, all participant lines are in listen-only mode. After the speaker presentation, there will be a question-and-answer session. To ask a question during the session, you will need to press *1 on your telephone. If you require any further assistance, please press *0.

I would now like to turn the call over to Matt Glover. Sir, you may begin.

Matt Glover – Qumu Investor Relations
Thanks, operator, and good afternoon, everyone.

After the market close today, Qumu issued a press release announcing its financial results for the first quarter ended March 31, 2021, a copy of which is available on the Investor Relations section of the company’s website.

During today’s call, management will make certain statements with respect to the Company’s expected financial results, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s go-to-market strategy, and efforts designed to increase the company’s traction and penetration with customers. These statements are forward-looking and involve a number of risks and uncertainties that could cause actual results to differ materially. Please note these forward-looking statements reflect management’s opinions only as of the date of this call, and the Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Please refer to Qumu’s SEC filings, specifically its Form 10-K and financial results press release, for a more detailed description of risk factors that may affect the Company’s results. During the call today, management will discuss adjusted EBITDA, a non-GAAP financial measure. In the Company’s press release and filings with the SEC, both of which are posted on the Company’s website, you may find additional disclosures regarding this non-GAAP measure, including a reconciliation of this measure with its comparable GAAP measure. Non-GAAP financial measures are not intended to be considered in isolation from, a substitute for, or superior to GAAP results. The Company encourages you to consider all measures when analyzing its performance.

I would like to remind everyone that this call is being recorded and will be made available for replay via a link available in the investor relations section of Qumu’s website.

Now I will turn it over to Qumu’s President and CEO TJ Kennedy.

TJ Kennedy – President and CEO
Thank you, Matt, and good afternoon, everyone. It’s a pleasure to be here with you today. Also on the call with me is our CFO Dave Ristow and our new COO Rose Bentley. Rose joined us last month to lead our global operations and manage the day-to-day execution of our growth strategy. Before Qumu, she led operations and go-to-market strategy for a $1.8 billion revenue analytics company. Before that, Rose led global sales and customer success at a leading Customer Experience Management company, which was acquired in 2019. Rose’s experience and leadership will be critical as we continue to win the hearts and minds of customers through innovative solutions that will shape the future of work for the next generation.

For today’s call, I will kick off by discussing the worldwide shift to hybrid and asynchronous work and then will cover a high-level overview of our Q1 results and operational progress within the context of the strategic roadmap. Then, I will turn it over to Dave who will walk you through our detailed financial performance for Q1 and outlook for 2021. Rose will then discuss select key operational initiatives. Afterwards, I will speak to our growth initiatives and the next phase of our strategic roadmap.

The world changed in 2020. We are not going back to the way work was before the pandemic. Last year enterprises replaced conference room meetings with video teleconference platforms as the first response to remote work. The world proved that meetings could be held remotely, and attendees no longer have to be in the same physical space to be effective.

This is just the beginning of the transformation of work. 2021 will mark the real change to work.

Work will now include asynchronous work and collaboration that is unencumbered by location and time zone.

The future of Qumu video at work is about more than just large scale synchronous live video but also asynchronous video or what we at Qumu refer to as Video on Demand (VoD). Asynchronous video opens up an entirely new dimension of asynchronous work that is more effective and efficient. Asynchronous and synchronous work require platforms like Qumu that offer both options that are seamlessly integrated together as well as enterprise security and enterprise video content management. The market to address this new way of work is just starting to grow.

Adoption of new technologies by business is growing in 2021. I feel we are just at the beginning of the significant change in the way enterprises around the world will think about and conduct “work.” At Qumu we are building the team to handle this significant shift in how technology will enable businesses to thrive and to facilitate Qumu growing with them as they go on their journey to “Work from Wherever – Whenever.” We have updated our Work from Wherever approach to swap in "Whenever" for "Forever" as it is a forgone conclusion that work will not go back to exactly what we had before the pandemic. Hybrid work and permanent Work from Whenever is the change that is already underway. Whenever truly highlights the fact that more and more work will be asynchronous.

In Q1 2021 we completed the second phase of our two-year strategic roadmap. Phase two was focused on implementing the key restructuring required to strengthen Qumu’s position as a leader in cloud-first enterprise video, transitioning us into a SaaS first company, as well as establishing the infrastructure for accelerated growth. As some of you know, phase one, which commenced following my appointment last July, involved a comprehensive evaluation of Qumu’s business as well as a detailed assessment of our market positioning and industry dynamics resulting in Qumu’s strategic roadmap.

At a high level, the evaluation confirmed several things we believe to be important, including Qumu's competitive strengths and advantages, which are enabling hyper-distributed engagement, delivering the right content at any time, and leveraging the power of enterprise video to drive measurable business impact. We took these findings and developed a go forward two-year strategic roadmap. We initiated phase two of our plan in late Q4 2020 and concluded it at the end of Q1 2021. Phase two involved strengthening the leadership team as well as bolstering our customer facing teams. We have successfully restructured our sales and marketing teams and implemented a new customer success team. We have now brought on board 27 new sales and marketing personnel above our previous level of staffing, including an additional 7 customer success team members. In our hiring, we specifically targeted talent that showed the same excitement we feel about the future of video in the enterprise, shared our absolute commitment to the customer, and demonstrated a drive to excel in their roles to generate the financial results for Qumu that should be a natural extension of the market opportunity and Qumu’s competitive strengths and advantages. With these changes in place, Qumu is in a solid position to drive scale and sustainable growth into the future. We plan to further expand our revenue-generating teams to meet market demand and continue to drive our obsession with our customers every step of the way. During this process, we had four key achievements that I’d like to highlight:

•    First, we implemented a customer-first and SaaS-first approach across both our organization and business model and we refined our go-to-market strategy to better align with our strengths and industry growth opportunities;
•    Second, we leveraged our ‘Work from Wherever, Whenever’ approach to strengthen our team by expanding our universe of available applicants and offering greater certainty to where our work would occur for employees and provide flexibility to our team. This enabled us to bolster our go to market teams across pipeline development, direct sales, sales channels, customer success, and geographic regions;

•    Third, we solidified our balance sheet by adding $23.1 million in cash through an equity raise in January; and
•    Fourth, we established ESG and Diversity, Equity, and Inclusion initiatives and corporate socially responsible mandates that have been well received by our stakeholders.

Clearly, we have accomplished a lot in a relatively short period, and I am incredibly proud of our organization’s unwavering commitment and dedication to driving demonstrable results and delivering on the Qumu vision.

Our focus during the first quarter of this year was on building the infrastructure and aggregating the resources and talent to take Qumu to the next level of growth and performance. This included hiring and onboarding the right people, arming them with the right tools to be successful, and then leveraging them to start to cultivate and drive new business. And while our operational execution against our strategic roadmap in Q1 was and continues to be solid and in alignment with our roadmap, we have encountered temporary challenges that can be expected with this kind of accelerated change from on premise to the cloud, which caused our topline to come in lower than desired.

We have always anticipated that the first half of 2021 was going to be the build part of the plan and that is exactly the case. Q1 was an important and necessary transitionary period for our company, which continues as we grow and add resources, especially for our sales and marketing teams. Our collective focus during the quarter was first on onboarding new sales professionals, training the customer-facing teams, and implementing enhanced sales strategies; and second on reviewing our existing historical pipeline and making necessary adjustments in order to prepare for the SaaS business we are building going forward. This focus was critical to executing on our roadmap, but not unexpectedly created challenges in securing new logos so early in the transformative process.

However, despite these anticipated challenges, we are seeing improvements in the critical indicators relating to our SaaS business, providing greater visibility. From a pure sales perspective, we closed on new SaaS sales that are aligned with our strategy, including adding new logos and, perhaps most notably, closing on a large cloud conversion of an international telecommunications giant in Q1. To put it in relative percentage terms, we delivered 21% year-over-year growth in our SaaS subscription annual recurring revenue, reflecting our continued success transitioning to a more predictable SaaS-based business model, which is building a solid foundation for predictable growth in the years ahead. The 21% year-over-year increase in ARR is the result of effectively converting on-prem customers to the Qumu Cloud platform, and better customer alignment, resulting in increased retention from our customer success efforts. Our focus on driving cloud conversions continues to produce promising results. We also continue to achieve solid SaaS customer retention metrics, including 104% in rolling 12-month SaaS renewal rate as of quarter end.

In terms of customer retention and expansion, our SaaS customer retention metrics in Q1 were solid with year-over-year increases in several metrics, including a 5% increase in Gross Renewal Rate, a 9% increase in Net Renewal Rate, a 14% increase in Dollar Value Retention, as well as a 6.6% increase in overall Gross Margin, and Deferred Revenue is up 30% in Q1 of 2021 over Q1 of 2020.

Before I dive deeper in our execution of strategy, growth initiatives and outlook, I’ll turn it over to Dave to walk you through our key financial results for the first quarter and outlook for 2021.

Dave Ristow – CFO
Thank you, TJ, and good afternoon, everyone. Turning to our Q1 results in more detail:

Revenue for the first quarter of 2021 was $5.8 million compared to $6.2 million in Q1 of last year and compares to $6.9 million in Q4 2020. In Q1 2021 and Q4 2020, total revenue was negatively impacted by the expected decline of on-premise license and appliance revenue as our target market shifts to the use of SaaS solutions which aligns with our long-term strategic roadmap. Compared to Q4 2020, total revenue in Q1 2021 was lower due to a one-time term license recognition event in Q4 relating to a large successful cloud conversion as well as slightly higher cloud usage overage fees in the quarter. First quarter 2021 also experienced slightly lower maintenance and support revenue due to Cloud conversions now recognized in subscription revenue and lower on-premise maintenance recognized for customers not using on-premise appliances due to remote working arrangements.

The key to our strategic roadmap is growing our subscription business and we are pleased to report that subscription and professional service revenue were in line with expectations for phase two of our transition plan, as TJ previously noted.

Subscription, maintenance, and support revenue for the first quarter of 2021 increased 20% to $5.0 million from $4.2 million in Q1 of last year. The 20% increase was driven by new cloud and term deals as well as moderate cloud usage overage fees. Additionally, we saw year-over-year expansion in cloud engagement on our platform, driven by new use cases and enterprises driving their daily operations through the efficient and effective use of video.

Looking at our SaaS metrics, as TJ mentioned, subscription ARR increased 21% to $11.9 million from $9.9 million in Q1 last year. We anticipate ARR will continue to grow as bookings of mid and large enterprises ramp with our SaaS selling efforts and as on-premise customers convert to our SaaS or hybrid platform. Our efforts to drive subscription ARR provides us with good visibility into future revenue growth due to the ratable recognition of subscription revenue.

At quarter end, our SaaS Gross Renewal Rate, or GRR, improved to 93%. This compares to 88% at end of Q1 last year. Our SaaS Net Renewal Rate, or NRR, also improved to 126% compares to 117% at end of Q1 last year. And, finally, our SaaS Dollar Value Retention grew to 104%. This compares to 90% at end of Q1 2020.

Deferred revenue at quarter end was $14.8 million, up 30% from $11.4 million in Q1 of last year.

Looking at our margins, gross margin for the first quarter of 2021 was 73%, an improvement from 67% in Q1 last year. This was driven by a favorable sales mix and higher-margin SaaS sales. As we continue to transition our business model to SaaS, we believe our gross margins can expand to the mid to high 70% range.

Turning to our profitability metrics, net loss for the first quarter of 2021 totaled $(4.5) million, or $(0.27) loss per basic share and $(0.29) loss per diluted share. This compares to a $(2.7) million loss, or $(0.20) loss per basic share and $(0.21) loss per diluted share, in Q1 of last year.

Adjusted EBITDA loss, a non-GAAP metric, for the first quarter of 2021 totaled $(4.1) million, compared to a loss of $(1.1) million in Q4 last year. As expected, the higher adjusted EBITDA loss was due to investments we are making in connection with our strategic roadmap and growth plans.

Shifting gears to our balance sheet, at quarter end, we had a rock-solid liquidity position with $27.6 million in cash and cash equivalents. This liquidity provides us with the necessary resources and flexibility to continue our growth strategy.

And, finally, turning to our financial outlook and expectations for 2021, Qumu provides revenue guidance based on current market conditions and expectations. Based on our Q1 results and pipeline of business, we are reiterating our expectations for at least 20% revenue growth, or total revenue of approximately $35 million, in 2021 as compared to 2020. As we continue to expand our SaaS salesforce, we anticipate that our operating expenses will increase in Q2. As those investments take hold, we expect our revenue growth rate to accelerate in the second half of 2021 as compared to the first half of 2021.

Qumu's prospects and customers are shifting to Qumu’s cloud subscription-based model over our on-premise option in a significant way. Last year only 7% of our new sales were on premise solutions and around 10% of our existing on-premise customers converted to the cloud. More on-premise customers are expected to migrate to a cloud solution in 2021 and although it is difficult to predict just how many but we expect an increase throughout the year in the number of our customers moving off premise and into our cloud. Our new SaaS sales are expected to grow significantly in the second half of the year and will show accretive long-term effects on our top line revenue growth.

For a more detailed analysis of our financial results, please refer to today’s earnings release as well as our 10-Q.

This completes my financial summary. I’ll now turn the call over to Rose to discuss key initiatives of our strategic roadmap.

Rose Bentley – COO
Thanks, Dave. It is a pleasure to have this opportunity to speak with you this afternoon.

As TJ mentioned, I joined Qumu in March and will be leading the company’s global operations at a critical inflection point. The adoption of video as an increasingly integral communication medium for businesses globally is at an all-

time high, and we intend to capitalize on this opportunity. As I like to say, time has become the new currency, and video is our new language. I am incredibly energized to help lead Qumu to its next phase of innovation guided by operational excellence.

Building on TJ’s opening remarks, prior to joining Qumu, I held a range of leadership roles at multiple SaaS technology companies where I was instrumental in revitalizing, scaling, and driving business growth. In my most recent leadership role, I was charged with growing partner sales and accelerating the shift from perpetual license to subscription-based revenue. In that time, we expanded to over 90% of revenues in the cloud.

As Qumu’s new chief operating officer, I will be leveraging my prior experiences to implement best practices and make smart investments to support Qumu’s focus on operational excellence and industry leadership. Along that line, a key pillar of our strategic roadmap is investing in various functions across our business to drive growth and further our competitive lead. This includes investments in R&D to increase resources dedicated to cloud technology development and sales growth that results from this enhanced investment.

Last week we announced the development and release of our live captioning capabilities. The new release of Qumu Cloud provides artificial intelligence-based translation of voice to on-screen captions for video viewers. Developed by our cloud engineering team, live captioning is immediately available as part of the Qumu offering, without the need to upgrade. To maintain top standards, we are working closely with customers, including a national pharmacy and a COVID-19 vaccine administrator to improve the accuracy, viewing and user experience with multiple upgrades planned throughout the year. In parallel, as TJ mentioned, we are aggressively investing in SaaS sales and marketing teams to expand our footprint and reach into the market. We achieved our hiring goals in Q1, adding 48 highly qualified and talented professionals to our organization.

Qumu’s ‘Work from Wherever, Whenever’ policy continues to differentiate us in the hiring market and serves as a competitive advantage in attracting and retaining top talent. It has provided us the flexibility to hire the best people, minimizing geographical and relocation obstacles, and at the same time, facilitating greater employee flexibility, diversity, and inclusion. Our employees, new and tenured, continue to thrive in their new virtual workspaces, supported by technologies, tools, and processes to ensure future success. In addition to helping our team collaborate more effectively, the technologies we have implemented across our organization are not only providing greater insights into our day-to-day operations but also driving greater efficiencies as well. We now use asynchronous video across the organization to reduce the length of meetings and to allow team members to faster solve issues and drive our success.

This is one of the powerful ways we are giving our teams back time and we will continue to embrace new and innovative practices to ensure our teams are able to meet the growing demands of our customers and our partners.
That concludes my prepared remarks. I will turn it back over to TJ.

TJ Kennedy - President and CEO
Thanks, Rose. It is great to have you on board, and we’re excited about the positive changes you’ve been able to drive and spearhead since you joined. The future of Qumu is helping enterprises drive human engagement. The consistent video interaction with synchronous and asynchronous video is the future of the new work.

Exciting from our perspective are the signs of early success and traction with the new sales and marketing approach we have been putting in place throughout Q1. We have also been able to start adding new SaaS pipeline at increasing rates. These signs of early traction have been taking place while putting our new programs in place and more importantly while hiring and training new business development representatives (BDRs) and regional sales managers (RSMs), prior to full capacity and ramp. We look forward to these numbers growing as well as seeing future increased bookings as our BDR’s and RSM’s hit full ramp in five to seven months.

The strategic roadmap process also revealed specific areas for improvement and opportunities to drive greater efficiencies and implement new and clearer strategies. These included among other things, transforming our sales and business development approach to align our resources to our cloud-based SaaS offering. We also are focused on maturing our business led selling approach that focuses on the new hybrid work that is transforming enterprises around the world and meeting the needs of the business leaders to change the way they communicate in a post pandemic work environment. We are laser focused on being customer obsessed and have staffed our new customer success organization to focus on delivering value to the enterprise business leaders we serve.

The changes described above are already resonating with our customers and we are receiving positive feedback from customers that they have felt the change and that we can partner in their operational success, not just their technical success of leveraging video as the new way to communicate in both a synchronous and asynchronous environment.

The first and second phase of our strategic roadmap addressed this massive change to “work” that is already here and has prepared Qumu to be a much more focused, capable, and scalable organization. Going forward we will be actively executing on phase three of our plan, which involves continuing to ramp global sales and marketing resources capabilities and expanding our customer-obsessed culture across our sales and customer success teams. Our execution of this phase is intended to expand and diversify our customer base, deepen our customer and partner engagements, and transform our business model, which should translate to SaaS growth for Qumu in the second half of 2021.

The first pillar of phase three of our strategic roadmap encompasses building up a customer success team to drive even higher customer retention. As part of this initiative, we are investing in a customer success team, adding customer success managers and additional account managers. This team is responsible for the continued unification and harmonization of our professional services, customer support, product management, and account management teams in order to drive increased value to our global customers as we scale. Our renewed focus on retention and obsession with the customer has enabled us to grow ARR at a double-digit rate year-over-year and improve our SaaS customer retention rates. Our healthy gross and net renewal rate increases combined with our growing high-margin subscription ARR, are setting the course for sustainable growth and high-margin, SaaS recurring revenues.

The second pillar of phase three involves the evolution of our sales and marketing teams, who are laser focused on global enterprise accounts and securing both expansion deals and new logos. This first initiative of the second pillar is ramping our sales and marketing teams, including additional hires, and educating, training, and integrating the new ‘Qumunity’ as we call them into our organization and the Qumu culture of care. We’ve developed comprehensive onboarding and training for all sales professionals.

The second initiative of the second pillar is driving new business and expanding our pipeline of opportunities. Proper training and onboarding of sales professionals requires time, and we expect the bulk of our current new sales professionals to be up-and-running and in the field by the end of our second quarter. For this reason, we expect to realize solid new bookings growth starting in Q3 of this year. It’s also important to keep in mind that our average sales cycle is approximately 90-120 days, sometimes longer for large enterprise accounts. For this reason, we believe measuring our success quarter-to-quarter in this phase of our growth evolution isn’t the best barometer as we build momentum and increase traction through our sales efforts. But, to be sure, our enhanced sales efforts and resources are demonstrating promising outcomes both in terms of customer activity and touch points, and more importantly, a robust opportunity pipeline.

The third pillar of phase three of our strategic roadmap involves activating a focused, professional channel, alliance, and partnership effort. We are extending the value we deliver to our customers through strategic partnerships. Partners are supplementing our direct sales efforts, and driving even more engagement on our platform, leveraging both synchronous and asynchronous video due to the ease of capture in creating video in concert with Qumu's ability to securely distribute and manage all video that is being created to hyper-distributed workforces. We believe our new partnerships can contribute meaningful ARR to Qumu and we are collaborating closely to ensure commercial success. Connected to this effort, our team is actively identifying additional strategic partners to drive differentiated customer value in 2021.

We believe the future of work will be based on enterprises that have employees working in many different locations and at different times. Qumu has a significant advantage with robust enterprise large scale synchronous and asynchronous video with deep analytics and reporting. And, as we convert legacy on-prem installations, while layering in more cloud and hybrid deals, we expect to see significant margin expansion and more predictable and growing SaaS recurring revenue on a sequential basis.

We have innovative technology and an enviable position as a leading provider of best-in-class live streaming and on demand, truly-scalable video technology for hyper-distributed organizations of all sizes. We will leverage this position to capitalize on the abundant opportunities on the horizon, particularly given the ongoing proliferation of hybrid work and the growing need for daily video enabled human engagement to drive business. Qumu sits at the confluence of change amongst growing global markets that represent an aggregate $21.6 billion opportunity by

2024. According to industry analysts, approximately 72% of the total addressable market remains untapped and ripe for the taking. And with Qumu’s proven and unique value proposition coupled with our clear market direction, we are confident that our growth plans are well within reach.

These forceful industry tailwinds and favorable market dynamics have us on track to achieve our financial and operational objectives in 2021. Our robust balance sheet will enable us to accelerate many of our growth initiatives. Continued execution against our plan positions us extremely well to meet our 20% plus revenue growth in 2021. Long term, we believe our successful execution of our two-year strategic roadmap will mark the realization of our vision -which is a company operating at scale and benefiting from high-margin recurring revenues, sustainable and growing adjusted EBITDA and net income profitability.

That concludes our prepared remarks. We will now open it up to questions. Operator, please provide the appropriate instructions.

Operator

[Q&A session]

Thank you. At this time, this concludes the company’s question-and-answer session. If your question was not taken, please contact Qumu's IR team at QUMU@gatewayir.com.

I would now like to turn the call back over to Mr. Kennedy for his closing remarks.

TJ Kennedy – President and CEO
Thanks, operator, and thank you everyone for joining our call this afternoon. We appreciate your continued support as we scale Qumu to the next level. I look forward to speaking with you again soon.

Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the Company’s products or software, or the success of go-to-market strategies or the other initiatives in the Company’s strategic roadmap. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.